UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2022

SCIPLAY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-38889	83-2692460
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6601 Bermuda Road, Las Vegas, NV 89119
(Address of registrant’s principal executive office)

(702) 897-7150
(Registrant’s telephone number, including area code)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value $.001 per share	SCPL	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

☒  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation and Election of Director

On August 30, 2022 (the “Effective Date”), Barry L. Cottle resigned from the Board of Directors (the “Board”) of SciPlay Corporation (the “Company”), effective as of the Effective Date. Following such resignation, the Board has elected Antonia Korsanos to the Board and to the position of Chair of the Board, in each case, effective as of August 31, 2022.

Ms. Korsanos, age 53, has served as Executive Vice Chair of the Board of Directors of Light & Wonder, Inc. (“Light & Wonder”) since September 2020 and has served as a consultant to Light & Wonder with the title of Advisor to the CEO since July 2019. Previously, Ms. Korsanos served as the Chief Financial Officer of Aristocrat Leisure Limited (“Aristocrat”) from 2009 to 2018 and Company Secretary from 2011 to 2018. Prior to joining Aristocrat, Ms. Korsanos held senior leadership roles in the consumer goods industry, including at Goodman Fielder and Kellogg’s. Ms. Korsanos has served as a director of Treasury Wine Estates Limited since April 2020. Ms. Korsanos previously served as a director of Ardent Leisure Group Limited from September 2018 to June 2020, Crown Resorts Limited from May 2018 to October 2021 and Webjet Limited from June 2018 to March 2021.

Ms. Korsanos is not expected to receive any compensation in respect of her services as a director of the Company and will instead continue to be compensated solely based on her compensation arrangements with Light & Wonder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2022	SCIPLAY CORPORATION

	By:	/s/ Daniel O’Quinn
		Name:	Daniel O’Quinn
		Title:	Interim Chief Financial Officer and Secretary